UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 28, 2005
RTW, Inc.
(Exact name of registrant as specified in its charter)

Minnesota
(State or other jurisdiction of incorporation)
0-25508 (Commission File Number)	41-1440870 (I.R.S. Employer Identification No.)
8500 Normandale Lake Blvd., Suite 1400
Bloomington, MN 55437
(Address of principal executive offices and Zip Code)
(952) 893-0403
Registrant’s telephone number, including area code
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 — Financial Information
Item 2.02 — Results of Operations and Financial Condition
     On July 28, 2005, RTW, Inc. issued a press release entitled “RTW, Inc. Reports Fourteenth Consecutive Profitable Quarter” announcing the results for the three and six months ended June 30, 2005. A copy of this press release is furnished as Exhibit 99.1 to this Form 8-K.
     The information provided pursuant to Item 2.02 of this Form 8-K is being furnished and is not “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor may it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as expressly set forth by specific reference in such filing.
Section 8 — Other Events
Item 8.01 — Other Events
     On April 12, 2005, RTW, Inc. commenced a Declaratory Judgment action in the United States District Court for the District of Minnesota against Carolina Casualty Insurance Company. In the lawsuit, RTW is seeking a Court determination that RTW is not liable for any part of a $1.9 million judgment entered against an insured of Carolina Casualty in District Court in Utah.
     On December 12, 2002, a Colorado employee of a Colorado health care company insured by RTW’s subsidiary, American Compensation Insurance Company (“ACIC”), was injured in an automobile accident in Utah. The injured health care employee brought a separate underlying suit against Carolina Casualty’s insured trucking company for damages suffered as a result of the automobile accident.
     While the underlying suit was pending, plaintiff’s workers compensation claim in the amount of $163,586.15 was fully administered and paid by RTW. RTW sought indemnification from Carolina Casualty under subrogation rights. In August 2004, Carolina Casualty’s insured trucking company admitted liability for the accident and proceeded to trial on the issue of damages only. In December 2004, Carolina Casualty agreed to pay and did pay RTW the full amount of its subrogation claim. On January 14, 2005, after a jury trial on damages, the U.S. District Court in Utah entered a judgment of $1.9 million against Carolina Casualty’s insured trucking company, which was equal to the total injured employee’s damages, less the $163,586.15 paid by RTW.
     In preparing the December 2004 settlement agreement for the workers compensation subrogation claim, counsel for Carolina Casualty and its insured inserted a provision that allegedly would require full indemnification by RTW of any amounts that Carolina Casualty’s insured would be required to pay the injured employee as a result of the liability of Carolina’s insured trucking company. After the judgment was entered, the attorney for Carolina Casualty’s insured demanded that RTW indemnify the insured for the $1.9 million it owed to the attorney for the injured employee.
     After receiving the attorney’s request for indemnification, RTW commenced the Declaratory Judgment suit described above. A similar Utah declaratory action initiated by Carolina Casualty and its insured is being dismissed and the claims will now proceed solely in United States District Court for the District of Minnesota. Carolina Casualty is making a counterclaim against RTW alleging that RTW owes it $1.9 million.
     RTW believes that it has good and meritorious defenses to the indemnification claims of Carolina Casualty, including the following: (i) there was no consideration for the inserted indemnification clause; (ii) RTW had no responsibility for non-workers compensation liability; (iii) the indemnification clause was never discussed by the parties; and (iv) indemnification by a workers compensation company for the admitted sole tort liability of the insured of another insurance company is against public policy as a matter of law.
     The lawsuit is currently in the initial discovery stage.

Section 9 — Financial Statements and Exhibits
Item 9.01 — Financial Statements and Exhibits
(a)	Financial statements: None

(b)	Pro forma financial information: None

(c)	Exhibits:

Exhibit No.	Description
99.1	Press Release dated July 28, 2005, entitled “RTW, Inc. Reports Fourteenth Consecutive Profitable Quarter.”
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RTW, Inc.
Dated: July 28, 2005	By /s/ Jeffrey B. Murphy
Jeffrey B. Murphy
President and Chief Executive Officer (Principal Executive Officer)